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                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                       New York, New York  10022-4677





August 12, 1997



Warburg, Pincus Institutional Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Institutional Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, in connection with the Fund's establishment of three new series, the Japan Growth Portfolio, the Small Company Value Portfolio and the Post-Venture Capital Portfolio (the "Portfolios").

We have examined copies of the Fund's Articles of Incorporation, as amended or supplemented (the "Articles"), the Fund's By-Laws, as amended (the "By-Laws"), the Fund's Registration Statement, as amended, on Form N-1A, Securities Act File No. 33-47880 and Investment Company Act File No. 811-6670 (the "Registration Statement"), and all resolutions adopted by the Fund's Board of Directors at the Portfolios' organizational meeting on July 30, 1997. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the shares of common stock of each Portfolio, par value $.001 per share (the "Shares"), when duly sold, issued and paid for in accordance with the terms of the Articles, the By-Laws and the Registration Statement, will be validly issued and will be fully paid and non-assessable shares of common stock of the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the statement of additional information included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

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Warburg, Pincus Institutional Fund, Inc.
August 12, 1997
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We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,

/S/ Willkie Farr & Gallagher